UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) June 16, 2014

Carnival Corporation	Carnival plc
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

Republic of Panama	England and Wales
(State or other jurisdiction of incorporation)	(State or other jurisdiction of incorporation)

001-9610	001-15136
(Commission File Number)	(Commission File Number)

59-1562976	98-0357772
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

3655 N.W. 87th Avenue Miami, Florida 33178-2428 United States of America	Carnival House 5 Gainsford Street London SE1 2NE United Kingdom
(Address of principal executive offices) (Zip code)	(Address of principal executive offices) (Zip code)

(305) 599-2600	011 44 20 7940 5381
(Registrant’s telephone number, including area code)	(Registrant’s telephone number, including area code)

None	None
(Former name or former address, if changed since last report.)	(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations.

Item 1.01 Entry into a Material Definitive Agreement.

The disclosure set forth below under Item 2.03 (Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant) is hereby incorporated by reference into this Item 1.01.

Item 1.02 Termination of a Material Definitive Agreement.

Concurrently with the effectiveness of the Facility Agreement described in Item 2.03 below, Carnival Corporation, Carnival plc and certain of their subsidiaries amended and replaced their previously existing $1.6 billion, €450 million and £150 million multi-currency revolving credit agreement, dated as of May 18, 2011, as amended from time to time (the “Former Agreement”) with a syndicate of financial institutions, including Banc of America Securities Limited, BNP Paribas, Goldman Sachs Bank USA, Intesa Sanpaolo S.p.A., J.P. Morgan Limited, Lloyds TSB Bank plc, Mizuho Corporate Bank, Ltd. and The Royal Bank of Scotland plc as mandated lead arrangers and Banc of America Securities Limited as administrative agent. The commitment of the lenders to make loans under the Former Agreement was scheduled to expire on May 18, 2016. Borrowings under the Former Agreement bore interest at LIBOR or EURIBOR (as appropriate) plus a margin, which was subject to change from time to time based on the long-term credit ratings of Carnival Corporation. At the time of amendment and restatement, the margin was 0.70%. The Former Agreement contained customary representations, warranties, covenants and events of default.

Some of the lenders under the Former Agreement and their affiliates have various relationships with Carnival Corporation, Carnival plc and certain of their subsidiaries involving the provision of financial services, including cash management, investment banking and trust services. In addition, Carnival Corporation and Carnival plc have entered into other loan arrangements as well as fuel, interest rate swap and foreign currency exchange derivative arrangements with certain of the lenders and their affiliates.

Section 2 – Financial Information.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 16, 2014, Carnival Corporation, Carnival plc and certain of their subsidiaries entered into an amendment and restatement of the Former Agreement to restate this as a five-year (with two one-year extension options) $1.7 billion, €500 million and £150 million multi-currency revolving credit agreement (the “Facility Agreement”) with a syndicate of financial institutions, including Bank of America Merrill Lynch International Limited, Barclays Bank PLC, BNP Paribas, Citigroup Global Markets Limited, Goldman Sachs Bank USA, Intesa Sanpaolo S.p.A., J.P. Morgan Limited, Lloyds Bank plc, Mizuho Bank, Ltd and The Royal Bank of Scotland plc as mandated lead arrangers and Bank of America Merrill Lynch International Limited as administrative agent. The Facility Agreement amends and restates the Former Agreement in full.

Borrowings under the Facility Agreement bear interest at an annual rate of LIBOR (or in relation to any loan in euros, EURIBOR) plus a margin based on the long-term credit ratings of Carnival Corporation, which margin is currently 0.40%. In addition, Carnival Corporation is required to pay a commitment fee of 35% of the margin per annum, which commitment fee is currently 0.14%, on the aggregate unused and uncancelled commitments under the Facility Agreement. An additional utilization fee of: (i) 0.10% per annum of the outstanding amounts under the Facility Agreement is payable if such outstanding amounts equal or are less than 33 1⁄3% of the aggregate commitments under the Facility Agreement, (ii) 0.20% per annum of the outstanding amounts under the Facility Agreement is payable if such outstanding amounts exceed 33 1⁄3% but equal or are less than 66 2⁄3% of the aggregate commitments under the Facility Agreement; and (iii) 0.40% per annum of the outstanding amounts under the Facility Agreement is payable if such outstanding amounts exceed 66 2⁄3% of the aggregate commitments under the Facility Agreement.

The Facility Agreement contains representations, warranties, covenants and events of default, which are customary for a transaction of this type and includes financial covenants under which Carnival Corporation must ensure that at the end of each fiscal quarter Carnival Corporation & plc’s consolidated issued capital and consolidated reserves (also known as consolidated shareholders’ equity) are in excess of US$5 billion, the aggregate of all borrowed monies does not exceed 65% of consolidated capital and the ratio of EBITDA to consolidated net interest charges is not less than 3 to 1. The Facility Agreement does not contain any credit ratings-based defaults or covenants, or any covenants or representations specifically relating to a material adverse change in Carnival Corporation & plc’s consolidated financial condition or results of operations. Borrowings may be used for general corporate purposes and unused credit is available to support commercial paper borrowings and a portion of the commitments, not to exceed $300 million at any time, may be used for the issuance of bonds, letters of credit and other indemnities.

Carnival Corporation and Carnival plc have each guaranteed the obligations of its respective subsidiaries under the Facility Agreement, and have also cross-guaranteed each other’s respective obligations. The Facility Agreement will expire on June 16, 2019 (unless extended pursuant to the extension options for a maximum aggregate period of two years), at which time all outstanding amounts under the Facility Agreement will be due and payable. In the event of an event of default by the borrowers, the lenders may terminate the Facility Agreement and declare any outstanding loans, accrued interest, fees and other obligations to be due and payable immediately.

Some of the lenders under the Facility Agreement and their affiliates have various relationships with Carnival Corporation, Carnival plc and certain of their subsidiaries involving the provision of financial services, including cash management, investment banking and trust services. In addition, Carnival Corporation and Carnival plc have entered into other loan arrangements as well as fuel, interest rate swap and foreign currency exchange derivative arrangements with certain of the lenders and their affiliates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARNIVAL CORPORATION	CARNIVAL PLC

By: /s/ Arnaldo Perez	By: /s/ Arnaldo Perez
Name: Arnaldo Perez Title: General Counsel & Secretary	Name: Arnaldo Perez Title: General Counsel & Company Secretary

Date: June 17, 2014	Date: June 17, 2014